Exhibit 99.1

Factorial Announces Second Quarter 2026 Results

BOSTON, MA – August 11, 2026 — Factorial Energy Inc. (“Factorial”) (Nasdaq: FAC), a global leader in solid-state battery technology, today announced financial and business results for the second quarter ended June 30, 2026.
The Company has issued a shareholder letter discussing its second quarter 2026 financial and business results, and recent highlights. The shareholder letter may be accessed on the Investors section of Factorial’s website at https://ir.factorialenergy.com/.
Factorial will host a conference call today at 4:30 PM ET to discuss the Company’s financial results. The live webcast of the conference call can be accessed through the Investors section of Factorial’s website. For those unable to access the webcast, the conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international). To access the replay of the call, dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and enter pass code 13761769.
About Factorial Energy
Factorial Energy (Nasdaq: FAC) is a leading American solid-state battery innovator backed by IQT - the not-for-profit strategic investor for the U.S. national security community and America’s allies – and Mercedes-Benz, Stellantis, Hyundai, and Kia. Through its proprietary FEST® and Solstice™ platforms, engineered for scalable manufacturing, Factorial delivers industry-leading performance across aerospace, energy storage and mobility applications. Mercedes-Benz’ real-world road testing in a lightly modified test vehicle achieved over 1,200 km of range on a single charge, while Stellantis-lab testing verified 77 Ah cells demonstrating high energy density, fast-charging, and robust use for energy and power performance across temperature extremes with the technology successfully integrated into a Dodge Charger Daytona demonstration vehicle. For more information visit www.factorialenergy.com.
Forward-Looking Statements
Certain statements in this communication may be considered “forward-looking statements.” Forward-looking statements herein generally relate to future events or the future financial or operating performance of Factorial. For example, Factorial’s expectations regarding future financial performance, manufacturing capabilities and operations, Factorial’s business plans, and other projections concerning key performance metrics or milestones are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “plan,” or “potentially” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. While Factorial may elect to update such forward-looking statements in the future, it disclaims any obligation to do so.

Factorial IR Contact: IR@factorialenergy.com
Factorial Media Contact: Factorial@antennagroup.com
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